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                         UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
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                           FORM S-8
                     REGISTRTION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
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ASDAR INC.
(Exact name of Registrant as specified in its charter)

              Nevada                               88-0195105
   (State or other jurisdiction         (I.R.S. Employer Identification
 of incorporation or organization)                   number)

                                8632 South Highway 287
                                Corsicana, Texas 75110
                                    (903) 872-4701
                                    (888) 488-6882
              (Name, address, including zip code, and telephone numbers, including area code, of agent of service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be     Amount to be       Proposed maximum         Proposed maximum         Amount of
registered                    registered         Offering price per       aggregate offering       registration fee
                              (1)                share (2)                price (2)

Common stock(1)               730,000            $0.42                    $306,600                 $192.72


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purposes of determining the registration fee based on the average of the bid and asked prices of the Registrant's Shares as reported on the OTC Bulletin Board on July 10, 2000.

(3) The amount to be registered includes shares to be issued pursuant to the grant of incentive awards under the ASDAR INC. 2000 Stock Incentive/Option Plan.

ITEM 3.         INCORPORATION OF CERTAIN DOUCMENTS BY REFERENCE
_____________________________________________________________________
                The following documents filed with the Securities and Exchange Commission ("the Commission") are hereby incorporated by reference:

                1. The Registrant's Annual Report on From 10-K for the fiscal year ended December 31, 1999.

                2. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the 1934 Act since December 31, 1999.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or deemed to be, incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded, shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.
         Not Applicable.

ITEM 5.         INTERESTES OF NAMED EXPERTS AND COUNSEL.
         Not Applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. ASDAR INC. (ASDAR) has provided in its By-Laws that the directors and officers of ASDAR will be indemnified and secured harmless to the full extent permitted by law out of the assets of ASDAR from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, ADAR has provided in its By-Laws that each shareholder of ASDAR agrees to waive any claim or right of action, individually or in the right of ASDAR against any director or officer of ASDAR on account of any action taken by such director or officer.

         Nevada law also permits ASDAR to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their power and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.
         Not Applicable.

ITEM 8.         EXHIBITS.

                  4.1         Option Plan as amended to date.

                  5.1         Opinion of James E. Pratt, Esq.

                  5.1         Consent of James E. Pratt, Esq.

                 24.1         Powers of Attorney.


ITEM 9.         UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers of sales are being made a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and it is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling perosn of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with securities being registered hereunder, the Registrant will, unless in the opinion of counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

                  Pursuant to the requirement of the Securities Act of 1933, the Registrant, ASDAR INC., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Forms S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Corsicana, State of Texas on this 28th day of August 2000.

                                                 ASDAR INC.


                                          By /s/ Stephen J. Nemergut
                                                 ----------------------
                                                 Stephen J. Nemergut
                                                 President and Chairman


                          POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Nemergut, jointly and severally, his or her attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her and in his or her name, place of stead, in any and all capacities, to sign any amendments to this Registration Statement together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicates.

    SIGNATURE                       TITLE



/s/ Stephen J. Nemergut             President and Chairman
    -------------------
    Stephen J. Nemergut


/s/ Jack Sha                        Secretary
    -------------------
    Jack Sha

                            INDEX TO EXHIBITS

      Exhibit No.    Description
      -----------    -----------

         4.1         Incentive and Option Plan, as amended to date.

         5.1         Opinion of James E. Pratt, Esq.

        23.1         Consent of James E. Pratt, Esq. (contained  in
                     Exhibit 5.1).

        24.1         Powers of Attorney (contained on signature page hereto)

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